                                                                    Exhibit 23.1


                              CONSENT OF ATTORNEYS



TO THE BOARD OF DIRECTORS
PACIFICAMERICA MONEY CENTER, INC.:

         Jeffer, Mangels, Butler & Marmaro LLP hereby consents to the reference to its name in the section entitled "Legal Matters" in the Registration Statement on Form S-1 of PacificAmerica Money Center, Inc. and the Prospectus of which it is a part.

                                   JEFFER, MANGELS, BUTLER & MARMARO


April 25, 1996
Los Angeles, California